                                                                EXHIBIT 23.1(b)


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-99070 and 333-64422 pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan and Form S-3 No. 333-63028) of our report dated January 31, 2001, with respect to the financial statements of Chicago Miniature Lamp (Canada), Inc. included in the Annual Report (Form 10-K) of SLI, Inc. for the year ended December 31, 2000.


/s/ HARDS PEARSON
---------------------------

Barrie, Ontario, Canada
Chartered Accountants
April 11, 2002